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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of SmarTalk TeleServices, Inc. of our report dated July 18, 1996, except as to Note 2, which is as of November 24, 1997, relating to the financial statements of GTI Telecom, Inc., which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


 /s/  Price Waterhouse LLP





Century City, California
December 1, 1997